Exhibit 99.1

AITX’s Subsidiary, Robotic Assistance Devices, Partners with GardaWorld Security Systems

Detroit, Michigan, July 12th, 2023 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), and GardaWorld Security Systems, announced today their new partnership to offer RAD products to GardaWorld Security Systems customers in Canada.

“We are very excited to be partnering with RAD in deploying their AI-equipped robotic devices across Canada. RAD’s solutions offer a perfect bolt-on technology for our existing physical security clients to enhance situational awareness through AI,” said Scott Young, National Vice President at GardaWorld Security Systems & Technology.

This new partnership exemplifies GardaWorld Security Systems’ commitment to offering innovative technology. “AI applications have taken the security industry by storm in 2023 and we are very pleased to expand our product lineup to provide this new technology to our Canadian customers from a company that’s been building advanced AI tech for years,” added Young.

The Companies noted that this partnership is an expansion of GardaWorld’s existing authorized dealer agreement with RAD. GardaWorld Security Systems & Technology is now authorized to market RAD solutions throughout Canada.

“These products provide low-cost, AI-powered, remote video monitored solutions to enhance threat/event identification, including firearm detection, with automated and two-way voice communication capabilities,” concluded Young.

“At RAD, our focus is taking robotic devices that are powered by AI and solving security issues in a different way,” said Mark Folmer, CPP, PSP, FSyI, President of RAD. “This is a great step forward for both parties, but mostly important for our Canadian end-users that will soon benefit from RAD devices offered through GardaWorld.”

The Companies noted that focus will be on RAD’s ROSA and AVA security solutions. Folmer added, “RAD’s ROSA device, which stands for Responsive Observation Security Agent, delivers basic security services that were once reserved for security officers. And AVA, which stands for Autonomous Verified Access, is a workflow device. Think about that security officer at a gate, and those basic verification functions that can now performed done by a device.”

About GardaWorld Security Systems

GardaWorld Security Systems is part of GardaWorld’s Complete Security Solution, combining physical security with innovative security technology. GardaWorld is one of the largest privately owned security services and cash services companies in the world, offering physical security services, security systems and technology, end-to-end cash management solutions and security risk management, with Crisis24. We are the partner of choice for private enterprise, governments, humanitarian organizations, as well as multinationals. We are comprised of more than 132,000 dedicated and highly qualified professionals serving a diverse client base in North America, Africa, Asia and the Middle East. In the complex world within which we live, our reputation is based upon the quality of our services and the commitment and integrity of our personnel. For more information, visit www.securitysystems.garda.com.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staffs and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.stevereinharz.com, www.radsecurity.com, www.radgroup.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

MEDIA CONTACTS

AITX / Robotic Assistance Devices:

Steve Reinharz

949-636-7060

@SteveReinharz

GardaWorld Security Systems:

media@garda.com